EXHIBIT 99.1
Sila Realty Trust, Inc.
Third Quarter 2023 Results
TAMPA, FL (November 8, 2023) - Sila Realty Trust, Inc. today announced operating results for the third quarter ended September 30, 2023.
Highlights of the Quarter Ended September 30, 2023 vs. September 30, 2022
•Rental revenue was $48.5 million, an increase of 4%.
•Net income attributable to common stockholders was $15.0 million, an increase of 12%.
•Funds from operations, or FFO*, was $33.1 million, an increase of 3%.
•Core funds from operations, or Core FFO*, was $33.4 million, an increase of 3%.
•Adjusted funds from operations, or AFFO*, was $34.1 million, an increase of 9%.
•Same store cash net operating income, or same store cash NOI*, was $40.3 million, an increase of 2%.
•Acquired the Burr Ridge Healthcare Facility at a purchase price of $59.9 million.
“We are pleased to announce the results of the third quarter, reporting positive year-over-year trends in FFO, Core FFO and AFFO, as well as the addition of a Class A medical office building to our carefully assembled portfolio of institutional quality healthcare properties,” stated Michael Seton, the Company’s President and Chief Executive Officer. “The addition of the Burr Ridge Healthcare Facility demonstrates, we believe, the Company’s ability to continue sourcing accretive acquisitions with strong creditworthy tenancy in the current market environment. We believe strategic and conservative portfolio growth, while maintaining low leverage, a flexible balance sheet, and a considerable liquidity position, puts the Company in an advantageous position and supports our goal to maximize value for our stockholders.”
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Investing and Leasing
During the quarter ended September 30, 2023, the Company acquired one healthcare property located in Burr Ridge, Illinois for an aggregate purchase price of $59.9 million. The property is composed of 104,912 rentable square feet and is fully leased to one tenant.
As of September 30, 2023, the Company's properties had a weighted average leased rate of 99.4%, a weighted average remaining lease term of 8.8 years, and a weighted average rent escalation rate of 2.1%.

Debt and Capital
As of September 30, 2023, the Company had total principal debt outstanding of $605.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to adjusted fair value of real estate investments, of approximately 24.1%.
As of September 30, 2023, the Company’s outstanding debt was comprised of approximately 87% fixed rate debt through the use of interest rate swaps and approximately 13% variable rate debt. The Company’s weighted average interest rate on total debt was 3.7% as of September 30, 2023.
As of September 30, 2023, the Company had liquidity of approximately $464.6 million, consisting of $14.6 million in cash and cash equivalents and $450.0 million in borrowing base availability under its credit facility.
The Company declared distributions per share of common stock in the amount of $0.10 for the quarter ended September 30, 2023. The Company's dividend payout to AFFO ratio was 67.5% for the quarter ended September 30, 2023.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-listed real estate investment trust headquartered in Tampa, Florida, that invests in high-quality properties leased to tenants capitalizing on critical and structural economic growth drivers. The Company is primarily focused on investing in healthcare assets across the continuum of care, with an emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of September 30, 2023, the Company owned 132 real estate properties and two undeveloped land parcels located in 58 markets across the United States.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on November 8, 2023.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.

Forward-Looking Statements
Certain statements contained herein, including those regarding the Company's accretive acquisitions, and its position to maximize stockholder value through conservative portfolio growth, low leverage, a flexible balance sheet, and considerable liquidity position, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2022 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
Real estate:
Land	$168,283	$163,419
Buildings and improvements, less accumulated depreciation of $246,257 and $209,118, respectively	1,716,978	1,716,663
Total real estate, net	1,885,261	1,880,082
Cash and cash equivalents	14,563	12,917
Intangible assets, less accumulated amortization of $104,869 and $90,239, respectively	159,178	167,483
Goodwill	20,128	21,710
Right-of-use assets	36,649	37,443
Other assets	103,346	100,167
Total assets	$2,219,125	$2,219,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $1,948 and $2,412, respectively	603,052	580,588
Accounts payable and other liabilities	29,871	30,619
Intangible liabilities, less accumulated amortization of $7,043 and $5,923, respectively	10,826	11,946
Lease liabilities	41,260	41,554
Total liabilities	685,009	664,707
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 243,870,433 and 241,425,332 shares issued, respectively; 227,555,999 and 226,255,969 shares outstanding, respectively	2,276	2,263
Additional paid-in capital	2,037,177	2,024,176
Distributions in excess of accumulated earnings	(534,760)	(499,334)
Accumulated other comprehensive income	29,423	27,990
Total stockholders’ equity	1,534,116	1,555,095
Total liabilities and stockholders’ equity	$2,219,125	$2,219,802

Condensed Consolidated (Unaudited) Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Rental revenue	$48,542	$46,881	$143,151	$136,081
Expenses:
Rental expenses	5,005	4,590	14,728	13,219
General and administrative expenses	4,828	4,760	16,478	16,766
Depreciation and amortization	18,097	18,641	55,452	54,443
Impairment losses	—	—	6,708	7,387
Total operating expenses	27,930	27,991	93,366	91,815
Gain on real estate dispositions	1	—	22	460
Interest and other expenses, net	5,630	5,498	16,769	17,942
Net income attributable to common stockholders	$14,983	$13,392	$33,038	$26,784
Other comprehensive income - unrealized gain on interest rate swaps, net	2,315	16,345	1,433	34,457
Comprehensive income attributable to common stockholders	$17,298	$29,737	$34,471	$61,241
Weighted average number of common shares outstanding:
Basic	227,436,306	225,638,485	226,995,005	225,052,921
Diluted	229,282,662	226,957,015	228,843,909	226,399,118
Net income per common share attributable to common stockholders:
Basic	$0.07	$0.06	$0.15	$0.12
Diluted	$0.06	$0.06	$0.14	$0.12
Distributions declared per common share	$0.10	$0.10	$0.30	$0.30

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$14,983	$13,392	$33,038	$26,784
Adjustments:
Depreciation and amortization	18,073	18,615	55,384	54,369
Gain on real estate dispositions	(1)	—	(22)	(460)
Impairment losses	—	—	6,708	7,387
FFO	$33,055	$32,007	$95,108	$88,080
Adjustments:
Severance payments	43	23	83	889
Write-off of straight-line rent receivables related to prior periods	—	—	1,618	—
Amortization of above (below) market lease intangibles, including ground leases	279	271	1,110	762
Loss on extinguishment of debt	—	—	—	3,367
Core FFO	$33,377	$32,301	$97,919	$93,098
Adjustments:
Deferred rent	325	299	1,188	797
Straight-line rent adjustments	(1,217)	(2,630)	(4,108)	(7,653)
Amortization of deferred financing costs	415	413	1,240	1,267
Stock-based compensation	1,228	860	3,721	3,034
AFFO	$34,128	$31,243	$99,960	$90,543
Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing basis or effect comparability to prior periods. These include severance arrangements, write-off of straight-line rent receivables related to prior periods, amortization of above- and below-market leases (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.

AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.
Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Rental revenue	$48,542	$46,881	$143,151	$136,081
Rental expenses	(5,005)	(4,590)	(14,728)	(13,219)
Net operating income	43,537	42,291	128,423	122,862
Adjustments:
Straight-line rent adjustments, net of write-offs	(1,217)	(2,630)	(2,490)	(7,653)
Amortization of above (below) market lease intangibles, including ground leases	279	271	1,110	762
Intercompany property management fee	1,237	1,358	3,918	3,952
Deferred rent	325	299	1,188	797
Cash NOI	44,161	41,589	132,149	120,720
Non-same store cash NOI	(3,850)	(2,117)	(15,088)	(5,653)
Same store cash NOI	40,311	39,472	117,061	115,067
General and administrative expenses	(4,828)	(4,760)	(16,478)	(16,766)
Depreciation and amortization	(18,097)	(18,641)	(55,452)	(54,443)
Impairment losses	—	—	(6,708)	(7,387)
Gain on real estate dispositions	1	—	22	460
Interest and other expenses, net	(5,630)	(5,498)	(16,769)	(17,942)
Straight-line rent adjustments, net of write-offs	1,217	2,630	2,490	7,653
Amortization of above (below) market lease intangibles, including ground leases	(279)	(271)	(1,110)	(762)
Intercompany property management fee	(1,237)	(1,358)	(3,918)	(3,952)
Deferred rent	(325)	(299)	(1,188)	(797)
Non-same store cash NOI	3,850	2,117	15,088	5,653
Net income attributable to common stockholders	$14,983	$13,392	$33,038	$26,784
NOI
The Company defines net operating income, or NOI, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 127 same store properties for the quarters ended September 30, 2023 and 2022.
Cash NOI
The Company defines Cash NOI as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of lease related intangibles and ground leases, and intercompany property management fees, then including deferred rent received in cash.